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                                                                    EXHIBIT 99.1


                                  SHAREHOLDERS' AGREEMENT dated as of September
                          22, 1995, among Time Warner Inc., a Delaware corporation (" Parent"), R. E. Turner, III, an individual (the "Principal Shareholder "), and certain associates and affiliates of the Principal Shareholder listed on the signature pages hereto (collectively with the Principal Shareholder, the "Shareholders").


                 Parent, Time Warner Acquisition Corp. ("Sub"), a Delaware corporation and a wholly owned subsidiary of Parent, and Turner Broadcasting System, Inc. (the "Company"), a Georgia corporation, are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant to Section 1.01 thereof, the "Merger Agreement"). The Merger (as defined in the Merger Agreement) is subject to certain conditions, including the approval of the Merger and the approval and adoption of the Merger Agreement: by the holders of a majority of the outstanding shares of Class C Convertible Preferred Stock, par value $.125 per share, of the Company (the "Class C Preferred Stock"), voting as a separate class; by the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, par value $.0625 per share, of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $.0625 per share, of the Company (the "Class B Common Stock"; together with the Class A Common Stock, the "Common Stock"), voting as a single class; and by the holders of a majority of the voting power of the outstanding shares of Common Stock and Class C Preferred Stock, voting as a single class.

                 Each Shareholder is the record and beneficial owner of the shares of Class A Common Stock and Class B Common Stock (such shares of Class A Common Stock and Class B Common Stock, together with any shares of capital stock of the Company acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Shareholder Shares" of such Shareholder) set forth opposite such Shareholder's name on Schedule I hereto.

                 As a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement to it to do so, each Shareholder has agreed for the benefit of Parent as set forth in this Agreement.
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                 NOW, THEREFORE, in consideration of the representations,
warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definitions. Capitalized terms used but not defined herein, and the terms "affiliate", "person" and "subsidiary", shall have the meanings assigned to such terms in the Merger Agreement.


                                   ARTICLE II

                         Covenants of the Shareholders

                 SECTION 2.01. Agreement to Vote. At any meeting of the shareholders of the Company held prior to the Termination Date (as defined in Section 5.04), however called, and at every adjournment thereof prior to the Termination Date, or in connection with any written consent of the shareholders of the Company given prior to the Termination Date, each Shareholder shall, and the Principal Shareholder shall cause any Shareholder that is his controlled affiliate to, vote the Shareholder Shares (and each class thereof) of such Shareholder that such Shareholder is entitled to vote, (a) in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval and adoption of the Merger Agreement, and any actions required in furtherance hereof and thereof; (b) against any action or agreement that would, directly or indirectly, result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) against any takeover proposal (as defined in the Merger Agreement) or any other action or agreement that, directly or indirectly, is inconsistent with or that is reasonably likely, directly or indirectly, to impede, interfere with, delay, postpone or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement. None of the Shareholders shall, nor shall the Principal Shareholder permit any Shareholder that is a





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controlled affiliate of the Principal Shareholder to, enter into any agreement or understanding with any person prior to the Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shareholder Shares of such Shareholder in any manner inconsistent with the preceding sentence.

                 SECTION 2.02. Proxies and Voting Agreements. (a) Each Shareholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2.01 for the Shareholder Shares of such Shareholder.

                 (b) Prior to the Termination Date, none of the Shareholders shall, nor shall the Principal Shareholder permit any Shareholder that is a controlled affiliate of the Principal Shareholder to, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.01, deposit any of the Shareholder Shares owned by such Shareholder into a voting trust or enter into a voting agreement with respect to any of the Shareholder Shares, in each case with respect to such matters.

                 SECTION 2.03. Transfer of Shareholder Shares by any Shareholder. Prior to the Termination Date, none of the Shareholders shall, nor shall the Principal Shareholder permit any Shareholder that is a controlled affiliate of the Principal Shareholder to, (a) place any Encumbrance (as defined in the Shareholders' Agreement (as defined in Section 3.01)) on any Shareholder Shares of such Shareholder, other than pursuant to this Agreement, or (b) make any Disposition (as defined in the Shareholders' Agreement) of any Shareholder Shares owned by such Shareholder, other than a disposition by operation of law in connection with the Merger, if, in the case of this clause
(b), the effect thereof would be to create a Prohibited Effect (as defined in the Shareholders' Agreement), determined as if The Turner Foundation, Inc., and the Robert E. Turner Charitable Remainder Unitrust No. 2 (collectively, the "Specified Holders") did not own any shares of Company Capital Stock.

                 SECTION 2.04. Dissenters' Rights. None of the Shareholders shall, nor shall the Principal Shareholder permit any Shareholder that is a controlled affiliate of the Principal Shareholder to, give notice pursuant to
Section 1321 of the Georgia BCC of such Shareholder's intent to demand payment for any shares of Company Capital Stock,





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or take any other action to exercise dissenters' rights under Article 13 of the
Georgia BCC, if the Merger is effectuated.


                                  ARTICLE III

                        Representations, Warranties and
                    Additional Covenants of the Shareholders

                 Each Shareholder represents, warrants and covenants to Parent, as to himself or itself and, in the case of the Principal Shareholder, as to each other Shareholder, that:

                 SECTION 3.01. Ownership. Such Shareholder is as of the date hereof the beneficial and record owner of the Shareholder Shares set forth opposite the name of such Shareholder on Schedule I hereto, such Shareholder has the sole right to vote such Shareholder Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Shareholder Shares other than the Shareholders' Agreement dated as of June 3, 1987, as amended by the First Amendment dated as of April 15, 1988, among the Company, the Principal Shareholder and the original holders of the Series C Preferred Stock (the "Shareholders' Agreement"). None of the Shareholder Shares of such Shareholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shareholder Shares, other than the Shareholders' Agreement.

                 SECTION 3.02. Authority and Non-Contravention. The Principal Shareholder has the right, power and authority, and each other Shareholder has the corporate power and authority (in the case of a Shareholder that is a corporation), and in each case such Shareholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Shareholder (a) require no action by or in respect of, or filing with, any Governmental Entity with respect to such Shareholder, other than any required filings under Section 13 of the Exchange Act, and (b) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Shareholder or to a loss





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of any benefit of such Shareholder under, any provision of applicable law or regulation or any agreement (including the Shareholders' Agreement), judgment, injunction, order, decree or other instrument binding on such Shareholder or result in the imposition of any Lien on any asset of such Shareholder or any of its affiliates (other than as provided in this Agreement with respect to Shareholder Shares).

                 SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by such Shareholder and is the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                 SECTION 3.04.  Total Shares.  The Shareholder Shares listed in
Schedule I hereto opposite the name of such Shareholder and, in the case of the Principal Shareholder, opposite the name of the other Shareholders listed therein, are the only shares of capital stock of the Company owned beneficially or of record as of the date hereof by such Shareholder, and such Shareholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

                 SECTION 3.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Company, Parent or Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder, except as otherwise provided in the Merger Agreement or the Company Disclosure Letter.

                 SECTION 3.06. Reasonable Efforts. (a) Prior to the Termination Date, the Principal Shareholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary





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registrations and filings (including any necessary filings under the HSR Act relating to the acquisition of the Company or relating to the acquisition of Parent Common Stock in the Merger and all other necessary filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or this Agreement or the consummation of any of the transactions contemplated by the Merger Agreement and this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement and this Agreement.

                 (b) On or prior to the Closing Date, each Shareholder shall execute and deliver to Parent the Investors' Agreement in the form attached as Exhibit C-1 to the Merger Agreement.

                 SECTION 3.07. Certain Payments. (a) If the Merger Agreement is terminated pursuant to Section 7.01(e) of the Merger Agreement, each Shareholder shall pay to Parent an amount equal to all profit (determined in accordance with Section 3.07(b)) of such Shareholder from the consummation of any takeover proposal (i) that is consummated within 18 months of such termination or (ii) with respect to which a definitive agreement is executed within 18 months of such termination. Such payment shall be made by each Shareholder (A) within three business days of the receipt of any cash consideration under such takeover proposal, in an amount equal to the lesser of the profit of such Shareholder and the aggregate consideration under such takeover proposal paid to such Shareholder in cash; (B) within three business days after receipt by such Shareholder of cash proceeds from the sale of any non-cash consideration in the form of securities received on consummation of such takeover proposal, but in any event within 30 days of such consummation, the lesser of the remaining profit of such Shareholder and such cash proceeds; provided, however, that if such securities have not been sold by such Shareholder at the end of such 30-day period, such Shareholder shall transfer to Parent (x) an amount of





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such securities with a fair market value on the date of transfer equal to the remaining profit of such Shareholder (or if the fair market value of all such unsold securities is less than such remaining profit, all such unsold securities) or (y) at the option of such Shareholder, cash in an amount equal to such remaining profit; and (C) within three business days after receipt by such Shareholder of cash proceeds from the sale of any other non-cash consideration received on consummation of such takeover proposal, but in any event within six months of such consummation, cash in an amount equal to the remaining profit of such Shareholder. Each Shareholder shall use all reasonable efforts to sell, within 30 days of such consummation, a portion of such other non-cash consideration sufficient to provide cash with which to pay over any profit of such Shareholder that remains unpaid following the application of amounts under clauses (A) and (B) above.

                 (b) The profit of any Shareholder, for the purposes of Section 3.07(a), from any takeover proposal shall equal (i) the aggregate consideration received by such Shareholder pursuant to such takeover proposal, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation, plus (ii) the fair market value, on the date of disposition, of all Shareholder Shares of such Shareholder disposed of after the termination of the Merger Agreement and prior to the date of such consummation less (iii) the aggregate consideration that would have been issuable or payable to such Shareholder in the Merger, valuing each share of Parent Common Stock at the average of the closing price per share of Parent Common Stock, as reported on the NYSE Composite Tape, for the five trading days ending on the trading day prior to the first public announcement by the Company of its intention to terminate the Merger Agreement to pursue a takeover proposal, if the Merger had been consummated on the date of such public announcement. For the purpose of determining the "profit" of the Principal Shareholder, there shall be included an amount equal to the profit that would have been realized by the Specified Holders had they both been Shareholders and been subject to this Section 3.07.

                 (c) Any payment of profit under this Section 3.07 shall (i) if paid in cash, be paid by wire transfer of same day funds to an account designated by Parent and (ii) if paid through the transfer of securities, be paid through the





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delivery of such securities, suitably endorsed for transfer, to Parent at its address set forth in Section 5.08.


                                   ARTICLE IV

                   Representations, Warranties and Covenants
                                   of Parent

                 Parent represents, warrants and covenants to each Shareholder that:

                 SECTION 4.01. Corporate Power and Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent.

                 SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                 SECTION 4.03. Investors' Agreement. On or prior to the Closing Date, Parent shall execute and deliver to each Shareholder the Investors' Agreement in the form attached as Exhibit C-1 to the Merger Agreement.


                                   ARTICLE V

                                 Miscellaneous

                 SECTION 5.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                 SECTION 5.02. Further Assurances. From time to time, at the request of Parent, in the case of a Shareholder, or at the request of a Shareholder, in the case of





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Parent, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                 SECTION 5.03. Specific Performance. Each Shareholder agrees that Parent would be irreparably damaged if for any reason such Shareholder fails to perform any of such Shareholder's obligations under this Agreement, and that Parent would not have an adequate remedy at law for money damages in such event. Accordingly, Parent shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by such Shareholder. This provision is without prejudice to any other rights that Parent may have against such Shareholder for any failure to perform its obligations under this Agreement.

                 SECTION 5.04. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The representations, warranties, covenants and agreements set forth in Article II and Sections 3.01 and 3.06 and Article IV shall terminate, except with respect to liability for prior breaches thereof, upon the termination of the Merger Agreement in accordance with its terms or, if earlier, the Effective Time of the Merger (the "Termination Date").

                 SECTION 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and permitted assigns; provided, however, that a party may not assign, delegate or otherwise transfer any of such party's rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void.

                 SECTION 5.06. Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder Shares beneficially owned by such Shareholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.





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                 SECTION 5.07.  Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                 SECTION 5.08. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          If to Parent, to:

                                  Time Warner Inc.
                                  75 Rockefeller Plaza
                                  New York, New York 10019
                                  Facsimile:  (212) 956-7281

                                  Attention:  General Counsel


                          with a copy (which shall not constitute notice) to:

                                  Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, NY 10019
                                  Facsimile:  (212) 474-3700

                                  Attention:  Peter S. Wilson, Esq.





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                          If to any Shareholder, to:

                                  R.E. Turner, III
                                  c/o Turner Broadcasting System, Inc.
                                  One CNN Center
                                  Box 105366
                                  Atlanta, GA 30348-5366
                                  Facsimile:  (404) 827-3000

                                  For Courier delivery:
                                  100 International Boulevard
                                  Atlanta, GA 30303

                                  Attention:  General Counsel

                          with a copy (which shall not constitute notice) to:

                                  Skadden, Arps, Slate, Meagher & Flom
                                  300 South Grand Avenue
                                  Suite 3400
                                  Los Angeles, CA 90071
                                  Facsimile:  (213) 687-5600

                                  Attention:  Thomas C. Janson, Jr., Esq.


                 SECTION 5.09. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                 SECTION 5.10. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and, as to any Shareholder, shall become effective when two or more counterparts have been signed by each of such Shareholder and Parent and delivered to the other.

                 SECTION 5.11. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 5.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of





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this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

                 SECTION 5.13. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.


                 IN WITNESS WHEREOF, Parent and the Shareholders have caused this Agreement to be duly executed as of the day and year first above written.


                                     TIME WARNER INC.,

                                              by
                                                 /s/ Gerald M. Levin
                                                 ------------------------------
                                                 Name:  Gerald M. Levin
                                                 Title:  Chairman and CEO



                                              /s/ R. E. Turner
                                              ---------------------------------
                                                     R. E. Turner, III


                                              TURNER OUTDOOR, INC.,

                                              by
                                                 /s/ R. E. Turner
                                                 ------------------------------
                                                 Name:  R. E. Turner, III
                                                 Title: Chairman, President
                                                        and CEO